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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2011 (October 12, 2011)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 12, 2011 (the “Effective Date”), Glimcher Properties Limited Partnership (“GPLP”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Third Amended and Restated Credit Agreement, dated as of the Effective Date (the “Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells”), each as a co-syndication agent, U.S. Bank National Association (“U.S. Bank”) and Huntington National Bank (“Huntington”), each as a co-documentation agent, Goldman Sachs Bank USA (“Goldman”) and PNC Bank, National Association (“PNC”) as additional signatories to the Agreement (KeyBank and each other listed bank, collectively, the “Lenders”).

The Agreement amends GPLP’s Amended and Restated Credit Agreement, dated as of December 14, 2006, as amended by the Second Amended and Restated Credit Agreement, dated as of March 30, 2011 (each, collectively, the "Original Agreement"), and modifies the terms of GPLP’s existing revolving credit facility as follows: (i) increases from $300 million to $400 million the maximum amount to which GPLP may increase the facility’s total borrowing availability by providing additional collateral and adding new financial institutions as facility lenders or obtaining the agreement from the existing Lenders to increase their lending commitment, (ii) provides GPLP with Lenders’ pre-approval to add to the facility’s current collateral pool, at GPLP’s discretion, Colonial Park Mall, a Pennsylvania regional shopping mall owned by a GPLP affiliate, as a mortgaged property and Ashland Town Center, a Kentucky regional shopping mall owned by a GPLP affiliate, as a partnership interest property, to the extent  the addition of Ashland Town Center corresponds with the simultaneous release of Polaris Towne Center from the facility’s collateral pool, (iii) revises certain property valuation, leverage, and debt service coverage thresholds and terms pertaining to the facility’s borrowing availability limits, (iv) establishes criteria and conditions in which certain properties can be released as facility collateral, (v) extends the facility’s current maturity date of December 14, 2011 to October 12, 2014 with one option to extend the maturity date an additional year to October  12, 2015, (vi) lowers the Original Agreement’s consolidated indebtedness to total asset value ratio covenant from 65% to 60%, (vii) increases the Original Agreement’s minimum tangible net worth covenant from $800 million to $1 billion, (viii) reduces the maximum recourse debt limitation in the Original Agreement from 15% of GPLP’s total asset value (“TAV”) to 12.5% of GPLP’s TAV with a further reduction to 10% to occur on September 30, 2013, (ix) reduces the annual unused facility fee from 0.40% to 0.30% of the unused portion of the facility’s total borrowing availability, and (x) increases the Original Agreement’s limitation on the aggregate value of certain investments or transactions GPLP is permitted to make from 30% to 35% of GPLP’s TAV and, within such limitation, the restriction on joint venture transactions from 25%  to 30% of  GPLP’s TAV.

Under the Agreement, the interest rate for the facility is lowered from LIBOR plus 3.50% to LIBOR plus 2.375% and subject to further adjustment based upon the quarterly measurement of GPLP’s consolidated debt outstanding as a percentage of GPLP’s TAV. Interest payments on advances remain payable on a monthly basis, at the applicable maturity date, and upon termination of the facility.  Any outstanding advances from the facility and all other unpaid obligations not required to be repaid earlier under the Agreement shall be paid in full by the applicable maturity date.  With respect to the option to extend the maturity date, GPLP must provide proper notice to KeyBank and pay an extension fee of 0.25% of the facility’s then current aggregate borrowing availability. As of the Effective Date, the amount of borrowings outstanding on the facility was approximately $102 million.

In connection with the Agreement’s execution, the Registrant and its affiliate, Glimcher Properties Corporation (“GPC”), executed an Amended and Restated Parent Guaranty, dated as of the Effective Date (the “Guaranty”), under which the Registrant and GPC guaranteed the: (i) repayment of the promissory notes (the “Notes”) issued by the Lenders under the Agreement, (ii) payment of costs relating to the Lenders’ enforcement of the Agreement, the Guaranty, the Notes, and other related documents (the “Loan Documents”), and (iii) performance of all of the obligations, duties, covenants, and agreements of GPLP under the Loan Documents.  Additionally, certain subsidiaries of GPLP executed an Amended and Restated Subsidiary Guaranty, dated as of the Effective Date, guaranteeing GPLP’s performance and repayment obligations under the Loan Documents to the same extent which the Registrant and GPC guaranteed GPLP’s performance and repayment under the Guaranty.

The Agreement contains customary provisions for facilities of this nature with respect to events of default including, but not limited to, an event of default by GPLP and certain of its affiliates on any other recourse indebtedness in excess of $15 million or non-recourse indebtedness in excess of $100 million.  In the event of bankruptcy or another event of default that remains uncured, the Lenders may accelerate repayment of all outstanding amounts owed and terminate the facility.  In connection with executing the Agreement and modifying the existing credit facility, GPLP paid approximately $2.2 million in closing, arrangement, and amendment fees.

KeyBank, U.S. Bank, Huntington, BofA, PNC, and an affiliate of Goldman have each provided mortgage loans or other credit facilities with respect to certain properties owned by affiliates of GPLP and the Registrant. Affiliates of BofA, Goldman, KeyBank, and Wells have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses. A copy of the press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated or complete proposed or announced acquisitions or sales of properties, our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Glimcher Realty Trust, dated October 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

/s/ Kim A. Rieck
Date: October 17, 2011	Kim A. Rieck Senior Vice President, General Counsel & Secretary